Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Announce Second Quarter 2014 Earnings on July 31, 2014

Stamford, CT. July 17, 2014 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its second quarter financial results for the period ended June 30, 2014 on July 31, 2014 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Thursday, July 31, 2014 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 397-5352 (from within the U.S. and Canada) or (719) 325-2393 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “1022002”.

A webcast of the conference call will be available to the public on a listen-only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, August 30, 2014 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1022002”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2014, Aircastle’s aircraft portfolio consisted of 164 aircraft on lease with 65 customers located in 37 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited